UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2012

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI		53209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Company is filing certain exhibits as part of this Current Report on Form 8-K in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a final prospectus supplement, dated February 27, 2012, and a prospectus, dated February 22, 2012, related to the offering of the Company’s 2.355% Senior Notes due 2017 (the “Senior Notes”). The prospectus and prospectus supplement form a part of, and the sale of the Senior Notes was registered under, the Company’s registration statement on Form S-3 (Registration No. 333-179613). The Senior Notes were offered in connection with a remarketing of the Company’s 11.50% Subordinated Notes due 2042, which were originally issued as components of equity units issued by the Company in March 2009. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1.1)	Remarketing Agreement, dated February 23, 2012, among Johnson Controls, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as reset agent and remarketing agent, and U.S. Bank National Association, as purchase contract agent.

(4.1)	Supplemental Indenture No. 2, dated March 1, 2012, between Johnson Controls, Inc. and U.S. Bank National Association, as Trustee.

(5.1)	Opinion of Foley & Lardner LLP, dated March 1, 2012.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

By:	/s/ Frank A. Voltolina
Frank A. Voltolina
Vice President and Corporate Treasurer

Date: March 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

(1.1)	Remarketing Agreement, dated February 23, 2012, among Johnson Controls, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as reset agent and remarketing agent, and U.S. Bank National Association, as purchase contract agent.

(4.1)	Supplemental Indenture No. 2, dated March 1, 2012, between Johnson Controls, Inc. and U.S. Bank National Association, as Trustee.

(5.1)	Opinion of Foley & Lardner LLP, dated March 1, 2012.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

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